EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 7, 2015  relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Global Sources Ltd. 's Annual Report on Form 20-F for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Singapore
May 7, 2015